                                 [ELTRAX LETTERHEAD]

                                                      _____________, 1999


Dear Shareholder of Eltrax Systems, Inc.:

     You are cordially invited to attend a Special Meeting of Shareholders of Eltrax Systems, Inc. to be held at 10:00 a.m., local time, on _______________, 1999, at ____________.

     The purpose of the Eltrax special meeting is to consider and vote upon proposals to approve (1) the issuance of up to [10,205,259] shares (the "Share Issuance") of Eltrax common stock, $.01 par value per share, pursuant to the Agreement and Plan of Merger, dated as of November 11, 1998, by and among Eltrax, Sulcus Hospitality Technologies Corp., a Pennsylvania corporation, and Sulcus Acquiring Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of Eltrax ("SAC"), which provides for the merger of SAC with and into Sulcus, resulting in Sulcus being a wholly-owned subsidiary of Eltrax and (2) an amendment to Eltrax's 1998 Stock Incentive Plan (the "Plan Amendment") to increase by 1,500,000 the number of shares of Eltrax common stock that may be issued pursuant to such plan in order to provide for the conversion of Sulcus stock options into Eltrax stock options in accordance with the merger agreement.

     In the merger, each share of common stock, no par value per share, of Sulcus (other than shares held in the treasury of Sulcus or held by any Sulcus subsidiary, Eltrax or SAC or other subsidiary of Eltrax), will, by virtue of the merger and without any action on the part of the holder thereof, be canceled and converted into the right to receive 0.55 fully paid and nonassessable shares of Eltrax common stock, with cash being paid in lieu of fractional shares, on and subject to the terms and conditions set forth in the merger agreement, all as more fully described in the attached Proxy Statement/Prospectus.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF ELTRAX AND HAS APPROVED THE MERGER AGREEMENT, THE SHARE ISSUANCE AND THE PLAN AMENDMENT AND ACCORDINGLY RECOMMENDS THAT ELTRAX SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE SHARE ISSUANCE AND THE PLAN AMENDMENT.

     Your vote is important, regardless of the number of shares you own. Under the Minnesota Business Corporation Act, the affirmative vote of the holders of a majority of the outstanding shares of Eltrax common stock present, in person or by proxy, at the Eltrax special meeting and entitled to vote is required for approval of the Share Issuance and the Plan Amendment. The Notice of Special Meeting and Proxy Statement/Prospectus accompanying this letter describe the proposed transactions more fully and include other information about Eltrax, Sulcus and SAC. In addition, Eltrax's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as amended, Eltrax's Quarterly Report on Form 10-Q for the fiscal quarter ended September

30, 1998, Sulcus' Form 10-K for the fiscal year ended December 31, 1997, as amended, and Sulcus' Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998 accompany this letter. Please give this information your careful attention.

     On behalf of your Board of Directors, I urge you to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope. This will not prevent you from attending the Eltrax special meeting or voting in person, but will assure that your vote is counted if you are unable to attend the Eltrax special meeting. You may revoke your proxy at any time by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to the Secretary of Eltrax at Eltrax's main office prior to the Eltrax special meeting or by attending the Eltrax special meeting and voting in person.

     On behalf of your Board of Directors, I thank you for your support and urge you to vote FOR approval of the Share Issuance and the Plan Amendment.

                                   Sincerely,

                                   William P. O'Reilly
                                   Chairman of the Board and
                                   Chief Executive Officer